Exhibit 99.1
Calix Achieves Record Revenues in Third Quarter 2013

PETALUMA, CA – October 29, 2013 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 28, 2013. Revenue for the third quarter of 2013 was a record $103.6 million, an increase of 27% compared to $81.3 million for the third quarter of 2012.
"Our strong Q3 results reflect our solid execution in the quarter," said Carl Russo, president and CEO of Calix. "Our year-to-date progress reflects the increasing value Calix customers place on transforming their access networks."
Non-GAAP net income for the third quarter of 2013 was $10.2 million, or $0.20 per fully diluted share. Non-GAAP net income was $1.8 million, or $0.04 per fully diluted share, for the third quarter of 2012. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net income for the third quarter of 2013 was $0.5 million, or $0.01 per basic and diluted share, compared to a GAAP net loss of $7.1 million, or $(0.15) per basic and diluted share for the third quarter of 2012. A reconciliation of our third quarter 2013 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended September 28, 2013

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$103,628	$—	$—	$103,628
Cost of revenue	53,770	362	2,089	56,221
Gross profit	49,858	(362)	(2,089)	47,407
Gross margin	48.1%	-0.3%	-2.0%	45.7%
Operating expenses	40,258	4,609	2,552	47,419
Operating income (loss)	9,600	(4,971)	(4,641)	(12)
Interest and other income (expense), net	(18)	—	—	(18)
Income (loss) before benefit from income taxes	9,582	(4,971)	(4,641)	(30)
Benefit from income taxes	(574)	—	—	(574)
Net income (loss)	$10,156	$(4,971)	$(4,641)	$544
Weighted average shares used to compute
net income (loss) per common share:
Basic	49,694	49,694	49,694	49,694
Diluted	51,142	51,142	51,142	51,142
Net income (loss) per common share:
Basic	$0.20	$(0.10)	$(0.09)	$0.01
Diluted	$0.20	$(0.10)	$(0.09)	$0.01

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its third quarter 2013 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The diluted weighted average shares used to compute both GAAP and non-GAAP net income per share include the dilutive effect of outstanding stock options, restricted stock units, performance restricted stock units, and ESPP, which have been calculated under the treasury stock method. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
Revenue	$103,628	$81,301	$288,615	$238,794
Cost of revenue:
Products and services (1)	54,132	45,707	151,323	132,797
Amortization of intangible assets	2,089	2,088	6,265	5,451
Total cost of revenue	56,221	47,795	157,588	138,248
Gross profit	47,407	33,506	131,027	100,546
Operating expenses:
Research and development (1)	19,777	16,165	59,983	49,604
Sales and marketing (1)	16,612	15,093	49,492	44,880
General and administrative (1)	8,478	6,773	24,293	19,682
Amortization of intangible assets	2,552	2,552	7,656	7,656
Total operating expenses	47,419	40,583	141,424	121,822
Loss from operations	(12)	(7,077)	(10,397)	(21,276)
Interest and other income (expense), net:
Interest income	2	3	4	14
Interest expense	(24)	(41)	(94)	(140)
Other income (expense), net	4	19	(318)	(70)
Loss before provision for (benefit from) income taxes	(30)	(7,096)	(10,805)	(21,472)
Provision for (benefit from) income taxes	(574)	44	7	280
Net income (loss)	$544	$(7,140)	$(10,812)	$(21,752)
Net income (loss) per common share:
Basic	$0.01	$(0.15)	$(0.22)	$(0.45)
Diluted	$0.01	$(0.15)	$(0.22)	$(0.45)
Weighted average shares used to compute
net income (loss) per common share:
Basic	49,694	48,353	49,255	48,059
Diluted	51,142	48,353	49,255	48,059

(1)	Includes stock-based compensation as follows:
Cost of revenue	$362	$345	$1,090	$1,089
Research and development	1,179	1,017	3,665	3,129
Sales and marketing	1,395	1,263	4,138	3,840
General and administrative	2,035	1,682	6,072	4,903
	$4,971	$4,307	$14,965	$12,961

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012
GAAP net income (loss)	$544	$(7,140)	$(10,812)	$(21,752)
Adjustments to reconcile GAAP net income (loss) to
non-GAAP net income:
Stock-based compensation	4,971	4,307	14,965	12,961
Amortization of intangible assets	4,641	4,640	13,921	13,107
Non-GAAP net income	$10,156	$1,807	$18,074	$4,316
Non-GAAP net income per common share:
Basic	$0.20	$0.04	$0.37	$0.09
Diluted	$0.20	$0.04	$0.36	$0.09
Weighted average shares used to compute non-GAAP
net income per common share:
Basic	49,694	48,353	49,255	48,059
Diluted	51,142	48,472	50,218	48,208

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 28,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$79,124	$46,995
Restricted cash	972	—
Accounts receivable, net	54,421	59,519
Inventory	39,376	43,282
Deferred cost of revenue	26,826	21,077
Prepaid expenses and other current assets	6,656	5,677
Total current assets	207,375	176,550
Property and equipment, net	18,379	21,083
Goodwill	116,175	116,175
Intangible assets, net	48,380	62,301
Other assets	1,827	1,788
Total assets	$392,136	$377,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,073	$16,804
Accrued liabilities	35,034	36,176
Deferred revenue	45,202	39,315
Total current liabilities	98,309	92,295
Long-term portion of deferred revenue	18,197	15,782
Other long-term liabilities	1,321	745
Total liabilities	117,827	108,822
Stockholders' equity:
Common stock	1,244	1,222
Additional paid-in capital	776,209	760,232
Accumulated other comprehensive income	179	132
Accumulated deficit	(503,323)	(492,511)
Total stockholders' equity	274,309	269,075
Total liabilities and stockholders' equity	$392,136	$377,897

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended
	September 28,	September 29,
	2013	2012
Operating activities:
Net loss	$(10,812)	$(21,752)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,767	6,351
Loss on retirement of property and equipment	564	262
Amortization of intangible assets	13,921	13,107
Stock-based compensation	14,965	12,961
Changes in operating assets and liabilities:
Restricted cash	(972)	754
Accounts receivable, net	5,098	(9,359)
Inventory	3,906	14,855
Deferred cost of revenue	(5,749)	(9,063)
Prepaid expenses and other assets	(466)	491
Accounts payable	1,269	2,186
Accrued liabilities	(1,224)	(2,098)
Deferred revenue	8,302	16,755
Other long-term liabilities	238	(633)
Net cash provided by operating activities	36,807	24,817
Investing activities:
Purchase of property and equipment	(5,475)	(7,879)
Net cash used in investing activities	(5,475)	(7,879)
Financing activities:
Proceeds from exercise of stock options	671	158
Proceeds from employee stock purchase plan	2,464	2,222
Taxes withheld upon vesting of restricted stock units and restricted stock awards	(2,102)	(880)
Payments for debt issuance costs	(301)	—
Net cash provided by financing activities	732	1,500
Effect of exchange rate changes on cash and cash equivalents	65	46
Net increase in cash and cash equivalents	32,129	18,484
Cash and cash equivalents at beginning of period	46,995	38,938
Cash and cash equivalents at end of period	$79,124	$57,422

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com